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                        PARAVANT COMPUTER SYSTEMS, INC.

                       Agreement Relating to Stock Option
                       Which Is Not an "Incentive Option"

            Pursuant to the Nonemployee Directors' Stock Option Plan

                              --------------------


         Option granted in Melbourne, Florida, as of
(hereinafter referred to as the "Date of Grant") by PARAVANT COMPUTER SYSTEMS,
INC. (the "Corporation") to                                     (the "Grantee"):

         1. THE OPTION. The Corporation hereby grants to the Grantee, effective on the Date of Grant, a stock option (the "Option") to purchase, on the terms
and conditions herein set forth, up to               fully paid, non-assessable
shares of the Corporation's Common Stock, par value $0.015 per share (the "Shares"), at the option price set forth in Section 2 below.

         The Option is granted pursuant to the Corporation's Nonemployee Directors' Stock Option Plan (the "Plan"), a copy of which is delivered herewith by the Corporation and receipt thereof is acknowledged by the Grantee. The Option is subject in its entirety to all the applicable provisions of the Plan which are incorporated herein by reference.

         2. THE PURCHASE PRICE. The purchase price of the Shares shall be $ per share (the "Option Price").

         3. EXERCISE OF OPTION.

                  (a) Except as otherwise provided in the Plan and this Option Agreement, the Option is exercisable over a period commencing on the date hereof and ending at the close of business ten years from the Date of Grant (the "Expiration Date"). The Option may be exercised from time to time during such period as to the total number of Shares allowable under this Section 3(a), or any lesser amount thereof, but only during the continuation of the Grantee's service as a director of the Corporation. In the event the Grantee shall cease to be a director of the Corporation for any reason other than death or disability, this Option shall terminate on the earlier to occur of (i) ninety
(90) days after the date of termination of service and (ii) the Expiration Date. If the Grantee shall die or become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, while still serving as a director or prior to the termination of this Option in accordance with the preceding sentence, the Option shall terminate on the earlier of (i) the first anniversary of the Participant's death or disability, as the case may be, and
(ii) the Expiration Date. In the event of the death of the Grantee, this Option may be exercised by the person or persons entitled to do so under the Grantee's will (a "legatee"), or, if the Grantee shall fail to make testamentary disposition of this Option, or shall die intestate, by the Grantee's legal representative (a "legal representative"). If this Option shall extend to 100 or more Shares, then this Option may not be exercised for less than 100 Shares at any one time, and if this Option shall extend to



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less than 100 Shares, then this Option must be exercised for all such Shares at one time.

                  (b) Not less than five days nor more than thirty days prior to the date upon which all or any portion of the Option is to be exercised, the person entitled to exercise the Option shall deliver to the Corporation written notice (the "Notice") of his election to exercise all or a part of the Option, which Notice shall specify the date for the exercise of the Option and the number of Shares in respect of which the Option is to be exercised. The date specified in the Notice shall be a business day of the Corporation.

                  (c) On the date specified in the Notice, the person entitled to exercise the Option shall pay to the Corporation the Option Price of the Shares in respect of which the Option is exercised and the minimum amount of any Federal and state withholding tax and any employment tax. The Option Price shall be paid in full at the time of purchase, in cash or by check or with Common Stock of the Corporation which has been owned by the Grantee for at least six months prior to the exercise of the Option, the value of which shall be determined in the same manner as provided for determining the fair market value of a share of Common Stock as set forth in Section 7(a) of the Plan. If the Option is exercised in accordance with the provisions of the Plan and this Option Agreement, the Corporation shall deliver to such person certificates representing the number of Shares or other securities in respect of which the Option is being exercised, which Shares or other securities shall be registered in his name.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) The Grantee represents and warrants that he is acquiring this Option and, in the event this Option is exercised, the Shares, for investment, for his own account and not with a view to the distribution thereof, and that he has no present intention of disposing of this Option or the Shares or any interest therein or sharing ownership thereof with any other person or entity.

                  (b) The Grantee agrees that he will not offer, sell, hypothecate, transfer or otherwise dispose of any of the Shares unless either:

                  (i) A registration statement covering the Shares which are to be so offered has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") and such sale, transfer or other disposition is accompanied by a prospectus relating to a Securities Act covering the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of Section 10 of the Securities Act; or

                  (ii) Counsel satisfactory to the Corporation renders a reasoned opinion in writing and addressed to the Corporation, satisfactory in form and substance to the Corporation and its counsel, that in the opinion of such counsel such proposed offer, sale, transfer or other disposition of the Shares is


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         exempt from the provisions of Section 5 of the Securities Act in view of the circumstances of such proposed offer, sale, transfer or other disposition.

                  (c) The Grantee acknowledges that (i) the Shares and this Option constitute "securities" under the Securities Act and/or the Securities Exchange Act of 1934 and/or the Rules and Regulations promulgated under said acts; (ii) the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) the Corporation shall not be obligated to issue or deliver any Shares upon exercise of the Option if to do so would violate the Securities Act or any state securities law and the Corporation shall have no obligation to file any registration statement or take any other action required or permitted by any such law.

                  (d) The certificate or certificates representing the Shares shall have an appropriate legend refering to the terms of this Option.

                  (e) The Grantee is advised that he or his legatee or legal representative, as the case may be and as defined above, may be required to make an appropriate representation at the time of any exercise of this Option in form and substance similar to the representations contained herein, relating to the Shares then being purchased.

                  (f) The Grantee acknowledges that, in the event of termination of his service as a director of the Corporation, his rights to exercise this Option are restricted as set forth in Section 3(a) above.

         5. SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation and, to the extent herein provided, shall be binding upon and inure to the benefits of the Grantee's legatee or legal representative, as defined above.

         6. ADJUSTMENT OF OPTIONS.

                  (a) The number of Shares issuable upon exercise of this Option, or the amount and kind of other securities issuable in addition thereto or in lieu thereof upon the occurrence of the events specified in Section 8 of the Plan, and any changes to the Option Price or other terms contemplated thereby, shall be determined and subject to adjustment, as the case may be, in accordance with the procedures therein specified.

                  (b) Fractional shares resulting from any adjustment in options pursuant to this Section may be settled in cash or otherwise as the appropriate committee of the Board of Directors shall determine. Notice of any adjustment in this Option and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.


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         7. EXERCISE AND TRANSFERABILITY OF OPTION. During the lifetime of the
Grantee, this Option is exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. If the Grantee, while still serving as a director of the Corporation, shall die within the Option Period, his legatee or legal representative shall have the rights provided in Section 3(a) above.

         If the foregoing is in accordance with the Grantee's understanding and approved by him, he may so confirm by signing and returning the duplicate of this Option Agreement delivered for that purpose.

                                       PARAVANT COMPUTER SYSTEMS, INC.



                                       By
                                          ______________________________________
                                          Name:
                                          Title:

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.



                                       _________________________________________
                                       (Signature of Grantee)



                                       _________________________________________
                                       (Please print name)




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